SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)
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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12
PROSPECT MEDICAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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THE FOLLOWING MEMORANDUM HAS BEEN DISTRIBUTED TO EMPLOYEES, MEDICAL STAFF AND AFFILIATED PHYSICIANS OF PROSPECT MEDICAL HOLDINGS, INC. AND ITS HOSPITALS AND INDEPENDENT PHYSICIAN ASSOCIATIONS:
Filed by Prospect Medical Holdings, Inc.
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Prospect Medical Holdings, Inc.
Commission File No.: 1-32203

10780 Santa Monica Blvd
Suite 400
Los Angeles, CA 90025
Tel (310) 943-4500
Fax (310) 943-4501
MEMORANDUM
To:	All Employees Medical Staff Affiliated Physicians

From:	Samuel Lee Chairman of the Board and Chief Executive Officer

Re:	Announcement

Date:	August 16, 2010

We are pleased to announce that Prospect Medical Holdings, Inc. has entered into an agreement today with an entity sponsored by Leonard Green & Partners, L.P. (“Leonard Green”) under which the sponsored entity is expected to acquire a majority ownership interest in Prospect. Prospect’s current senior management will continue in their current roles at our company and will have a significant ownership in our parent company following the completion of the transactions contemplated in the agreement. Also, Prospect will continue to own and manage its Alta Hospitals, Brotman Medical Center and the Prospect and ProMed IPA subsidiaries. Following the transactions, however, Prospect’s shares will no longer be publicly traded.
Before the transactions can be finalized, we must make certain regulatory filings, the transactions must be presented to and approved by stockholders of Prospect, and certain other customary conditions must be met. It is too early in the process to know when these matters may be completed.
Leonard Green is one of the nation’s leading private equity firms, with significant investments in companies located throughout North America. We are excited about this opportunity, since it represents a mark of our collective achievements and could allow for a larger, privately held platform in providing our services in the future. We believe that this proposed partnership would benefit our company and all those that are involved with us.
Additional Information
     For those of you who may be among our stockholders or employee option holders, please note that, in connection with the proposed transaction, Prospect will file a proxy statement and other materials with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement and other materials when they become available, because they will contain important information about Prospect and the proposed transactions. Once filed with the SEC, the proxy statement and such other documents will be available without charge at www.sec.gov. The proxy statement and such other documents may also be obtained without charge on Prospect’s website at www.prospectmedicalholdings.com under “SEC Filings” or by directing such request to Linda Hodges at 714-788-7884.
     Prospect and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Prospect in connection with the proposed transactions. Information concerning the special interests of these directors, executive officers and other members of Prospect’s management and employees in the proposed transactions will be included in Prospect’s proxy statement referenced above. Information regarding Prospect’s directors and executive officers is also available in its Annual Report on Form 10-K for the year ended September 30, 2009 and in its proxy statement for its 2010 Annual Meeting of Stockholders, which documents are on file with the SEC. These documents are available without charge at the SEC’s website at www.sec.gov and from Prospect as described above.